                                                                    EXHIBIT 23.2

                             CONSENT OF ACCOUNTANTS

         We consent to the use in the prospectus constituting part of this registration statement on Form S-1 of our report dated September 7, 2000 on the balance sheet of Shaffer Diversified Fund, LP as of August 31, 2000 and our report dated September 5, 2000 on the financial statements of Shaffer Asset Management, Inc. as of and for the years ending December 31, 1998 and 1999. We also consent to the statements with respect to us as appearing under the heading "Experts" in the prospectus.

                                               /s/ Anchin, Block & Anchin, LLP

New York, New York
September 25, 2000